EXHIBIT 99.1

Akorn to Make Additional Financial Restatements

Company Affirms 2015 Adjusted Diluted Earnings Per Share Guidance

LAKE FOREST, Ill., April 24, 2015 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX) today announced that it will restate its previously issued financial statements for the annual period ending December 31, 2014 and the quarterly periods ending June 30, 2014, September 30, 2014 and December 31, 2014 due to errors identified during the first quarter 2015 financial review process.

On April 20, 2015, the Audit Committee of the Board of Directors of Akorn, Inc. (the Audit Committee), upon the recommendation of the Company's management concluded that the financial statements for the quarterly periods ending June 30, 2014, September 30, 2014 and December 31, 2014 along with the annual period ending December 31, 2014 should not be relied upon because of errors in the financial statements in those associated periods. Furthermore, management's report on the effectiveness of internal control over financial reporting as of December 31, 2014 should no longer be relied upon. Additionally, the opinion of Akorn's independent registered public accounting firm, KPMG LLP (KPMG) on the consolidated financial statements for the year ended December 31, 2014, as well as KPMG's opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2014, should no longer be relied upon.

During the review process with respect to the quarter ended March 31, 2015, the Company identified errors related to understatements of rebates and other sales allowances that have resulted in an overstatement of the Company's net revenue for the affected periods described above. A substantial majority of these errors are related to companies and products acquired in 2014, the formation of purchasing alliances among several of the Company's customers and changing competitive dynamics for select acquired products during 2014.

Akorn is in the process of analyzing the impact of the restatements on its previously reported financial statements, including previously restated results for the quarters ending June 30, 2014 and September 30, 2014. The errors will be corrected through amendments to Forms 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014 and Form 10-K for the year ended December 31, 2014. The amended forms will be filed prior to the filing of Akorn's Form 10-Q for the fiscal quarter ended March 31, 2015.

Initial Assessment of Impact

While the exact impact to the Company's financial statements has not been determined, based on management's preliminary assessment, the errors related to the understatements of rebates and other sales allowances are estimated to have resulted in an overstatement to net revenue and pretax income from continuing operations of $20 million to $35 million for the year ending December 31, 2014. The allocation of the impact of the errors among the affected quarterly periods has not been determined. The estimated impact of the errors could materially change based on further review and analysis of the affected periods, including due to potential identification of other errors. Additional material weaknesses in the internal control over financial reporting may be identified in connection with known or potential errors noted above. In concert with determining the ultimate impact to the Company's financial statements, Akorn is working to remediate the issues that caused these errors.

Timely Filing of First Quarter Financials Is Not Expected

Akorn anticipates that it will not be able to file its Form 10-Q for the first quarter of 2015 in a timely manner because of the pending restatements to prior-period results. While the Company plans to request a five-day extension to file its Form 10-Q with the U.S. Securities and Exchange Commission, the Company does not anticipate it will meet the extended deadline.

Independent Investigation Commissioned by the Audit Committee

The Audit Committee will be conducting an independent investigation into the circumstances surrounding the errors that resulted in the misstatements, which will involve retaining outside advisors to assist in the investigation.

Akorn Affirms 2015 Earnings Guidance

Akorn affirms its 2015 earnings per share guidance issued on February 26, 2015 calling for adjusted diluted EPS of between $1.88 and $1.98.

About Akorn

Headquartered in Lake Forest, Illinois, Akorn, Inc. is a specialty pharmaceutical company that develops, manufactures and markets multisource and branded pharmaceuticals alongside prescription animal health products and over-the-counter consumer health products. Every day, hundreds of thousands of patients in the United States rely on Akorn products to treat different ailments ranging from the common cold to glaucoma, chronic obstructive pulmonary disease and severe acne. Further, hospitals across the United States rely on Akorn's sterile injectable portfolio to treat acute conditions ranging from bacterial infections to hypertension and heart failure.

Traded on the Nasdaq under the symbol AKRX, Akorn markets its portfolio of close to 200 different products to retail pharmacies, ophthalmologists, optometrists, physicians, veterinarians, hospitals, clinics, wholesalers, distributors, group purchasing organizations, and government agencies. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India. Additional information is available on the company's website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of the impact and allocation amongst periods of any known or potential errors or misstatements in the financial statements, impact of material weaknesses in the internal control over financial reporting, the timing of filings of restated financials and periodic SEC filings, the outcome of, and expenses associated with, the independent investigation, projections of certain measures of Akorn's future results of operations, sales and earnings, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs, projections with respect to timing and impact of pending acquisitions, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, prospective acquisitions, future performance or results of current and anticipated products and acquired assets, sales efforts, expenses, the outcome of contingencies such as legal proceedings and investigations, financial results and the timing and nature of the final resolution of the accounting issues discussed in this release. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

CONTACT: Investors/Media:
         Dewey Steadman
         Executive Director, Investor Relations
         (847) 582-6923
         investor.relations@akorn.com